EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934 as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN [***].

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (this "Agreement") is entered into as of the last date below written (the "Effective Date"), by and between SARA MANTERO, Ph.D. ("Mantero"); MARIA ADELAIDE ASNAGHI ("Asnaghi") (Mantero and Asnaghi are collectively referred to herein as "Licensor"); HARVARD BIOSCIENCE, INC., a Delaware corporation ("Licensee").

Recitals:

A.   Licensor is the inventor of certain processes and devices that allow for the migration of organic cells into tissue samples while being incubated in a specialized bioreactor (the "Technology").

B.   The Technology has proven beneficial medical uses in organ transplant as well as the potential for use in other areas.

C.   Subject to the terms of this Agreement, Licensee desires to obtain a license from Licensor and Licensor desires to provide to Licensee an exclusive license to make, use, have made, sell, offer to sell, import, manufacture, market and distribute the Technology and related improvements.

THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby recognized by the parties, the parties agree as follows:

ARTICLE: 1

DEFINITIONS

1.1          "Affiliate" means any entity controlled by, under common control with, or controlling Licensee through voting stock or its board of directors or other supervisory board.

1.2          "Authorized Person" means Licensee's or its Affiliate's employees, officers, legal counsel, members of Licensee's board of directors or supervisory board, and independent contractors, each of whom Licensee shall have obtained a written agreement from to comply with the obligations of Licensee under this Agreement.

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Exclusive License Agreement

1.3          "Confidential Information" means any proprietary information of or regarding Licensor or Licensee, including the Know-How and any trade secrets included within the Improvements, and all other, techniques, inventions, ideas, and processes; any data or information relating to any work in process, or future development plans; and any engineering, manufacturing, marketing, servicing, financial or personnel matter or information relating to Licensor or Licensee in oral, written, graphic or electronic form. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information will not, however, include any information which:

(a)          was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

(b)          becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party;

(c)          becomes publicly known as a result of having been included in a patent application relating to the Technology;

(d)          does not pertain to the Technology and is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure;

(e)          is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality;

(f)          does not pertain to the Technology and is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents or other competent evidence in the receiving party's possession; or

(g)          is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

1.4          "Hardware" means any hardware or equipment owned by Licensor that is required to assemble, maintain or use the bioreactors associated with the Technology as of the Effective Date.

1.5          "Improvements" mean any Intellectual Property developed after the Effective Date by either Mantero or Asnaghi or any third party affiliated with Mantero or Asnaghi that constitutes an improvement or enhancement of the functions of the Technology, that is associated to the Technology and that relates :to a bioreactor device able to feed and repopulate a rotating tubular structure, with the exclusion of different or new functions relating to generation of electrical fields, pressure fields and fluid dynamic fields.

1.6          "Intellectual Property" means (a) all inventions (whether patentable or un-patentable and whether or not reduced to practice); all improvements thereto, and all patents, patent applications, and invention disclosures, together with all re-issuances, continuations, continuations-in-part, divisions, renewals, revisions, reissues, extensions and reexaminations thereof, (b) all works of authorship, all copyrights therein, and all applications, registrations, and renewals in connection therewith, (c) all know-how and trade secrets; (d) all software in source or object code form; and (e) all copies and tangible embodiments of the foregoing (in whatever form or medium).

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1.7          "Know-How" means any and all technical data, user guidelines, protocols, trade secrets, drawings, information, knowledge and other Intellectual Property that relates to the Technology or the manufacture, marketing, registration, purity, quality, potency, safety or efficacy of the Technology.

1.8          "Licensed Processes" means any processes that relate to the Know-How.

1.9          "Licensed Products" means any bioreactors included within the Know-How.

1.10        “Licensed Services" means any services whereby a Licensed Process is performed for another.

1.11        "Licensed Technology" means the Know-How, Licensed Processes, Licensed Products, Licensed Services, Patent Rights and/or Improvements.

1.12        "Patent Rights" mean all of the following:

(a)          any United States and/or foreign patents and/or patent applications related to the Technology or Improvements in which either Mantero or Asnaghi is listed as an inventor;

(b)          United States and foreign patents issued from the applications described in (a) and/or from divisionals and continuations of these applications;

(c)          United States continuation in part applications and foreign continuation in part applications, and the resulting patents, based on the United States and/or foreign applications described in (a);

(d)          claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or applications described in (a), (b) or (c) above; and

(e)          any reissues of patents described in (a), (b), (c) or (d) above.

1.13         "Recipient" means the party who receives Confidential Information under this Agreement, including Authorized Persons.

1.14         "Territory" means world-wide and everywhere.

ARTICLE: 2

LICENSE GRANT

2.1          License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive, perpetual and irrevocable license to make, use, have made, sell, offer to sell, import, manufacture, market and distribute the Licensed Technology within the Territory. Licensee shall appoint the company SKE S.r.l. as exclusive distributor of the Licensed Technology in Italy at the conditions to be separately agreed between the parties.

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2.2          Sublicenses. Licensee will have the right to grant one or more sublicenses under this Agreement without the prior written consent of Licensor.

2.3          Reservation of Rights. Licensor reserves the right to practice the Patent Rights and further develop the Technology for its own non-commercial research purposes. Licensor will not have the right to grant sublicenses of these rights without the prior written consent of Licensee.

2.4          Know-How and Hardware Transfer. Licensor will provide Licensee with access to all Know-Flow existing and as may be developed from time to time. In addition, Licensor will provide Licensee with access to the actual rotating bioreactor used in, and all data related thereto, the engineered airway transplantation. Licensor hereby assigns, transfers and conveys to Licensee all of Licensor's interests in and to the Hardware.

2.5          License to Use Names. Licensee is hereby granted the world-wide, perpetual and irrevocable right to disclose and use the names of Licensor and University in connection with promoting, advertising, marketing, licensing and/or selling Licensed Products and products that were formerly Licensed Products, as long as such disclosure and usage accurately describes their involvement in the development of the Licensed Technology,

ARTICLE: 3

TERM AND TERMINATION

3.1          Termination. This Agreement will terminate upon the later of: a) the date of the last to expire of any Patent Rights, or b) seven (7) years from the Effective Date if no Patent Rights are in existence as of such date.

3.2          Failure to Pay Royalties. If Licensee fails to pay Licensor any royalties due and payable under this Agreement, then Licensor may terminate this Agreement upon ninety (90) days prior written notice unless Licensee pays Licensor within the ninety (90) day period all such uncontested royalties and interest due and payable. Upon the expiration of the ninety (90) day period, if Licensee has not paid all such royalties and interest due and payable, the rights, privileges and licenses granted to Licensee under this Agreement will immediately terminate.

3.3          Effects of Termination. Termination of this Agreement, for whatever reason, will not affect any rights of either party that have accrued prior to the termination of this Agreement, though no additional rights will accrue following the termination. If this Agreement is terminated as a result of Licensor's breach, then Licensor will be deemed to have forfeited and assigned to Licensee all right, title and interest in and to the Licensed Technology and Licensor hereby grants Licensee the power of attorney to execute such documents as may be required to effectuate such assignment of the Licensed Technology as Licensee deems appropriate.

ARTICLE: 4

ROYALTIES

4.1          Marketing and Sales Efforts. Licensee agrees to use commercially reasonable efforts to market and sell Licensed Products.

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4.2          Royalty Payment. For the rights, privileges and licenses granted hereunder, Licensee shall pay to Licensor the royalties described in Exhibit A.

4.3          Payments and Reports.

(a)          Licensee, within forty-five (45) days after June 30 and December 31 of each year, will deliver to Licensor true and accurate reports, giving-such particulars of the business conducted by Licensee during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting under this Agreement.

(b)          With each such report submitted, Licensee shall pay to Licensor the royalties due and payable under this Agreement. If no royalties are due, Licensee will state this in writing within such time period.

4.4          Products to University. Licensee will provide University with Licensed Products for research use only at University at a price equal to Licensee's cost, plus twenty (20%) percent. The parties acknowledge that no royalties will be paid to Licensor with respect to such sales to University. In addition, Licensee will provide University with up to three (3) Licensed Products, without charge, to be used for research purposes only at University. University agrees not to resell any Licensed Products that it received from Licensee.

ARTICLE: 5

TRADEMARKS

5.1          Acknowledgement. Licensor acknowledges that Licensee will have the authority to market the Licensed Technology under any trademarks that it desires. Licensor acknowledges Licensee's sole right, title and interest in and to any such trademarks and agrees not to claim any title or interest in such trademarks or any right to use the trademarks except as may be permitted by Licensee in writing.

5.2          Variations. Licensor will not at any time permit the adoption or use, without Licensee's prior written consent, of any variation of any trademarks likely to be confused with or similar to any trademarks used by Licensee to market the Licensed Technology. If Licensee consents to any such variation, then Licensor agrees that Licensee will own such new mark.

5.3          Future Cooperation. Licensor will, during and after the term of this Agreement, execute such documents as Licensee may request from time-to-time to ensure that all right, title and interest in and to the trademarks used in association with the marketing of the Licensed Technology reside and remain with Licensee or any other entity determined by Licensee.

ARTICLE: 6

WARRANTIES

6.1          Warranties. Licensor represents and warrants to Licensee that:

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(a)          Licensor has the sole, exclusive arid unencumbered right to grant the licenses and rights granted in this Agreement to Licensee;

(b)          there are no other agreements with any third parties that relate to the Licensed Technology that would conflict with the rights granted by this Agreement;

(c)          to the best of Licensor's knowledge, the Licensed Technology does not in any way infringe upon any intellectual property rights of any third party;

(d)          to the best of Licensor's knowledge, no governmental or other third party authorizations, permits or licenses are required to use or sell the Licensed Technology; and

(e)          Licensor will not assign any interests in any Improvements to any third party or otherwise take any actions to encumber Licensee's interest in the Technology or Improvements as granted by this Agreement.

6.2          Technology Information and Access. Upon request by Licensee from time-to-time, Licensor will, within a reasonable period of time thereafter not later than thirty (30) days after such request, deliver to Licensee copies of reasonable documentation describing the Licensed Technology as it is reasonably related to the scope of Licensee's efforts to market or sell the Licensed Technology. Licensor grants Licensee the rights to copy; modify, distribute and create derivative works from any such documentation. Licensor will give access to and use reasonable efforts to keep Licensee appraised of, all ongoing and future Licensed Technology created by Licensor. Licensor will reasonably cooperate with and provide advice to Licensee with respect to the implementation of the Licensed Technology. Licensor will at all times provide Licensee with access to Licensor's patent applications related to the Licensed Technology and notify Licensee when any patents issue thereon.

6.3          Indemnification. Licensor will indemnify and hold harmless Licensee and its respective employees, agents, partners, officers and directors from and against any claims, losses, liabilities or damages (including actual attorneys' fees and expenses) incurred or sustained by Licensee arising out of or in connection with any fraudulent or grossly negligent breach of any representation, covenant, warranty or obligation of Licensor under this Agreement.

ARTICLE: 7

LICENSED INTELLECTUAL PROPERTY RIGHTS ENFORCEMENT

7.1          Infringement by Third Parties. Licensor will notify Licensee promptly of any infringement or unauthorized use of the Licensed Technology by others of which Licensor becomes aware. Licensee will have the sole right, at its expense, to bring any action on account of any infringement or unauthorized use of the Licensed Technology of which it becomes aware, and Licensor will cooperate with Licensee, as Licensee may request, at Licensee's expense, in connection with any such action brought by Licensee. Licensee will retain any and all damages, settlement and/or compensation paid in connection with any such action brought by Licensee.

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Exclusive License Agreement

Licensor hereby assigns to Licensee any and all causes of action Licensor may have for any past, present or future infringement of any rights associated with the Licensed Technology.

7.2          Defending Against Claims by Third Parties. Licensee will have the sole right, at its expense, to defend and settle for other than money damages any action that may be commenced against Licensee or Licensor alleging that the Licensed Technology infringes any rights of third parties. If Licensee does not give notice to Licensor of its intent to defend or settle such action within thirty (30) calendar days after notice from Licensor of such alleged infringement, Licensor may defend the action, at its expense, provided that no settlement will be made without the prior written approval of Licensee and Licensor will advise Licensee periodically of the status of the action and promptly of any material developments. Licensee reserves the right to participate at any time in such proceedings.

7.3          Patent Maintenance. Licensee, at Licensee's sole expense, will have the sole and exclusive right, in Licensee's sole and absolute discretion, to apply for, prosecute, or cause the issuance, amendment, abandonment, maintenance, re-examination or reissue of any patents included in the Licensed Technology.

7.4          Cooperation. Licensor further covenants and agrees that it shall, at any time, upon Licensee's request and at Licensee's expense, testify in any legal proceeding, execute and deliver any agreement, document, certificate or instrument and generally do all that is possible or that Licensee deems may be necessary or desirable to secure or maintain the protection of the Intellectual Property associated with the Licensed Technology.

ARTICLE: 8

CONFIDENTIALITY

8.1          Non-Use and Non-Disclosure. Neither party shall use any Confidential Information except to exercise its rights and perform its obligations under this Agreement. Neither party shall disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party with a need to know. Notwithstanding the above; either party may disclose information on a "need-to-know" basis to potential business associates with the approval of the other party, which will not be unreasonably withheld.

8.2          Maintenance of Confidentiality. Each party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party and of any Confidential Information associated with any trade secrets included within the Licensed Technology. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information.

8.3          Permitted Disclosures. Nothing in this Agreement will prevent Licensee from disclosing any information, including Confidential Information, in any patent application or related document it may elect to file. Recipient may only disclose the Confidential Information to an Authorized Person.

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ARTICLE: 9

NOT A FRANCHISE AGREEMENT

LICENSEE AND LICENSOR AGREE THAT THIS AGREEMENT IS NOT A FRANCHISE AGREEMENT, AS SUCH AGREEMENTS ARE DEFINED UNDER THE STATUTES AND REGULATIONS OF THE UNITED STATES AND APPLICABLE STATE LAW, AND THEREFORE THAT THIS AGREEMENT IS NOT SUBJECT TO THOSE STATUTES AND REGULATIONS. LICENSEE AND LICENSOR FURTHER AGREE THAT EACH WILL EXECUTE ANY DOCUMENTS AND GIVE ANY TESTIMONY WHICH IS NECESSARY TO AVOID HAVING THIS AGREEMENT CONSTRUED AS A FRANCHISE AGREEMENT,

ARTICLE: 10

JURISDICTION AND DISPUTES

10.1        Choice of Law. The rights and obligations of the parties under this Agreement shall be governed by the laws of Italy.

10.2        Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "Dispute"), the parties agree to resolve the same as follows:

(a)          The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations.

(b)          If the Dispute has not been resolved amicably within thirty (30) days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by a single arbitrator in a final and binding arbitration that will be conducted in Milan, Italy in accordance with the Arbitration Rules of the Chamber of Commerce of Milan, as in effect on the Effective Date (the "Milan Rules"). The International Centre for Dispute Resolution ("ICDR") shall serve as the appointing authority. If the parties cannot agree on the arbitrator then an arbitrator experienced in matters similar to the Dispute will be chosen by ICDR. The language to be used in the arbitration proceeding shall be English. The arbitration shall be administered by the ICDR under the Milan Rules. The arbitrator shall render a written award stating the reasons for the decision. An arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne equally by the parties hereto. All other costs, including counsel and witness fees, shall be borne by the party incurring them.

(c)          Each of the parties hereto consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with paragraph (b) above. Such consent shall satisfy the requirements for an "agreement in writing" pursuant to Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards, done at New York on June 10, 1958.

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(d)          Each of the parties hereby undertakes to carry out without delay the provisions of any arbitration award or decision.

ARTICLE: 11

GENERAL PROVISIONS

11.1          Integration. With respect to the subject matter of this Agreement, this Agreement constitutes the entire understanding between the parties and supersedes any prior discussions, negotiations, agreements and understandings.

11.2          Notice. All notices and other communications required or permitted under this Agreement will be in writing and will be deemed given when delivered personally or by registered or certified mail, return receipt requested, addressed as follows (or any other address that is specified in writing by either party):

To Licensor:

Sara Mantero
Dipartimento di Bioingegneria
Politecnico di Milano
Via Golgi 39 (Ed.34 - piano IV)
20133 Milan
Italy

Maria Adelaide Asnaghi
Via Piave 54
20036 Meda (MI)
Italy

To Licensee:

Harvard Bioscience, Inc.
84 October Hill Road
Holliston, Massachusetts 01746
United States of America

With a copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
Attn: Sara M. Kruse, Esq.
27777 Franklin Rd., Suite 2500
Southfield, Michigan 48034
United States of America

11.3          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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11.4          Assignments. No assignment of this Agreement or of any right or obligation under this Agreement will be made by Licensor or by Licensee without the prior written consent of the other party, such consent not to be unreasonably withheld. Further, Licensee may assign its rights under the Agreement without the prior written consent of Licensor so long as Licensee remains responsible for any obligations in respect of this Agreement.

11.5          Waiver. Either party's failure to exercise a right or remedy will not operate as a waiver of any of such party's rights or remedies or the other party's obligations under this Agreement and will not constitute a waiver of its right to declare an immediate or a subsequent default.

11.6          Amendments. The terms of this Agreement may not be varied or modified in any manner, except in a subsequent writing executed by an authorized representative of both parties.

11.7          Independent Contractors. In its relationship under this Agreement, each party is an independent contractor. Nothing in this Agreement on its own will be construed such that

11.8          Survival. The following will survive the termination of this Agreement: Articles 1, 5, 8, 9, 10 and 11 and Sections 2.5, 3.3 and 6.3.

11.9          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original agreement, but all of which will be considered one instrument and will become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other. A facsimile of this document bearing a party's signature or a printed copy of the original, signed document scanned in .pdf or .tif format will have the same legal force and effect as an, original of Such signature and will be treated as an original document for evidentiary purposes.

11.10          Force Majeure. Neither party will be deemed to be in default or otherwise responsible for delays or failures in performance resulting from acts of God, acts of war or civil disturbance, epidemics, governmental action or inaction, fires, earthquakes, unavailability of labor, materials, power or communication, or other causes beyond their reasonable control.

11.11          No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any third-party, other than the parties to this Agreement and their respective successors and permitted assigns.

11.12          Titles. Titles and headings to Sections in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Agreement.

11.13          Ambiguity Not to Be Construed Against Drafter. Each party to this Agreement has been involved in its drafting and negotiation. No rule of law that ambiguity in an agreement will be construed against the drafter will be applied in interpreting this Agreement.

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Agreed as of the date last below written:

Licensor:		Licensee:

Mantero:		HARVARD BIOSCIENCE, INC.,
a Delaware corporation

By:	/s/ Sara Mantero	By:	/s/ David Green
SARA MANTERO, Ph.D.
		Print Name:	David Green

Dated:		Its:	President

Asnaghi:		Dated:	5th August, 2009

By:	/s/ Maria Adelaide Asnaghi
MARIA ADELAIDE ASNAGHI

Dated:	6th Aug 2009

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Exclusive License Agreement

Exhibit A

Royalties

1.          Within ten (10) days from the Effective Date, Licensee will pay Licensor [***] United States Dollars.

2.          For any Licensed Products that shall be sold in the [***] from the Effective Date and that are not then protected under any Patent Rights, Licensee will pay Licensor [***] percent of Licensee's Net Sales of such Licensed Products. If this Agreement terminates during the [***] period where royalties on a particular Licensed Product are required to be paid under this Section 2, then the obligation to pay royalties with respect to such Licensed Product only will continue until the completion of the [***] for which royalties would have otherwise been required to be paid but for the termination of this Agreement,

3.          For any Licensed Products that are then protected under any Patent Rights, Licensee will pay Licensor [***] percent of Licensee's Net Sales of such Licensed Products for the life of the patent.

4.          Until the date that is [***] from the Effective Date, Licensee will pay Licensor [***] percent of Licensee's Net Sales from any products that simultaneously meet all of the following criteria ("Inspired Products"): 1) the products are not Licensed Products, 2) the products were developed by Licensee following the Effective Date, and 3) the products, in Licensee's and Licensor's opinion, implement the working principles of the Licensed Products, If this Agreement terminates during the [***] period where royalties on a particular Inspired Product are required to be paid under this Section 4, then the obligation to pay royalties with respect to such Inspired Product only will continue until the completion of the [***] period for which royalties would have otherwise been required to be paid but for the termination of this Agreement.

5.          For purposes of clarity, royalties on the sale of a single product cannot be payable under more than one (1) of Sections 2, 3 or 4 above.

6.          If Licensee desires to license any Intellectual Property from any third parties for use in association with a Licensed Product or Inspired Product, then Licensee may reduce any royalty owed to Licensor under this Agreement in association with any Licensed Products or Inspired Products that incorporate such third parties' Intellectual Property to a total percentage that will be the greater of: a) X- [***] *Y, or b) [***] *X, where:

X = The percentage royalty based on Net Sales otherwise due to Licensor for Sale of a Licensed Product or Inspired Product as per this Agreement; and

Y = The aggregate percentage of royalty based on Net Sales to be paid to the third parties for Sale of a Licensed Product or Inspired Product that also includes the third parties' Intellectual Property.

*** CONFIDENTIAL TREATMENT REQUESTED

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Exclusive License Agreement

Licensee will use reasonable efforts to negotiate licenses with third parties that require the least possible reduction of Licensor's royalties.

7.          Notwithstanding paragraph 6 of this Exhibit A above, in the event that the aggregate percentage of royalties to be paid by Licensee to Licensor and all other third parties with respect to the Sale of a Licensed Product or Inspired Product, taking into account any adjustments set forth above or in such third party agreements, exceeds [***] percent of Licensee's Net Sales of such Licensed Product or Inspired Product, Licensee shall have the further right to reduce the royalty otherwise payable to Licensor and such third parties, on a pro rata basis, such that the aggregate royalties do not exceed [***] percent of Licensee's Net Sales with respect to such Licensed Product or Inspired Product. Any reductions made in accordance with this paragraph 7 shall be made on a pro-rata basis based on the royalty payments that would have been owed if no adjustments had been made.

8.          All payments to Licensor will be made fifty (50%) percent to Mantero and fifty (50%)
percent to Asnaghi.

9.          "Net Sales" means the gross revenues actually received by Licensee from Sale less sales and/or use (or similar) taxes actually paid, import and/or export duties actually paid. For purposes of clarity, "Net Sales" do not include revenues received for equipment sold separately by Licensee which does not qualify as a Licensed Product or Inspired Product by itself.

10.          "Sale" means to sell, transfer, lease or otherwise dispose.

*** CONFIDENTIAL TREATMENT REQUESTED

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